UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of Principal Executive Offices) (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On October 27, 2015, Blue Earth, Inc. (“Blue Earth” or the “Company”) closed on a 9% loan transaction (the “Loan”) from Jackson Investment Group, LLC (“JIG”), one of the Company’s largest shareholders and a senior lender.  The proceeds of the Loan were used to make the payments under the Exchange Agreements described in Item 8.01 below.

The Loan is in the principal amount of $4,940,000, evidenced by a 9% Senior Secured Note due December 23, 2015, in the amount of $5,154,407.77, a copy of which is attached hereto as Exhibit 10.1.  The Note includes a 3.5% closing fee and other fees and expenses due on the maturity date.

The Note is an additional Senior Secured Note pursuant to the Company’s Note Purchase Agreement dated as of September 10, 2015 with JIG, as amended.  The Note is guaranteed and secured by the Guaranty and Pledge Security Agreement, each dated as of March 10, 2015, as amended, and signed by the Company’s Subsidiaries and the Company. A copy of the Omnibus Amendment and Reaffirmation Agreement, dated as of October 23, 2015, has been filed as Exhibit 10.2 to this Form 8-K.

Item 8.01

Other Events.

On October 27, 2015, Blue Earth entered into separate Exchange Agreements with two institutional accredited investors (the “Purchasers”) who purchased 8,000,000 shares of common stock at $0.50 per share on October 20, 2015, pursuant to a Securities Purchase Agreement previously described in the Form 8-K filed by the Company on October 19, 2015 (“SPA”).  A copy of the form of Exchange Agreement has been filed as Exhibit 10.3 to this Form 8-K.  Pursuant to each Exchange Agreement, each Purchaser exchanged the shares of common stock of the Company held by such Purchaser that were issued to such Purchaser under the SPA and the Series A Warrants and Series B Warrants that were issued to such Purchaser under the SPA for (i) a cash payment equal to $0.55 for each such share of common stock exchanged and (ii) a warrant to purchase up to 1,500,000 shares of common stock of the Company at an initial exercise price of $0.55 per share and a five (5) year exercise period. A copy of the form of warrant has been filed as Exhibit 4.1 to this Form 8-K. The Exchange Agreements superseded the arrangement described in the Form 8-K filed by the Company on October 26, 2015. The aggregate amount of such cash payments paid by the Company under the Exchange Agreements was $4,203,419.

The transactions contemplated by the Exchange Agreements were consummated simultaneously with the execution thereof. Execution of the Exchange Agreements will result in the following securities of the Company to be retired: (i) 7,642,580 shares of common stock of the Company in the aggregate, (ii) Series A Warrants to purchase up to 8,000,000 shares of common stock of the Company in the aggregate and (iii) Series B Warrants to purchase up to 7,967,211 shares of common stock of the Company in the aggregate. Furthermore, the Company ceased to have any obligation under Section 4.11 of the SPA (i.e., the requirement of the Company to permit each Purchaser to participate in up to 50% of all financings by the Company for a one-year period following the consummation of the transactions under the SPA) and Section 4.12 of the SPA (i.e., the Company refraining from effecting any equity issuances within sixty (60) days following the consummation of the transactions under the SPA).

Item 3.02

Unregistered Sales of Equity Securities

As described above in Item 8.01, on October 27, 2015, the Company issued warrants exercisable for up to 3,000,000 shares of common stock in the aggregate having an initial exercise price of $0.55 per share and a five (5) year exercise period from the date of issuance.  Such warrants were issued pursuant to the Exchange Agreements.

The exchange of securities contemplated by the Exchange Agreements were exempt from registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(a) EXHIBITS

Exhibit No.	Description

4.1	Form of Investor Warrant.
10.1	9% Senior Secured Note due December 23, 2015.
10.2	Omnibus Amendment and Reaffirmation Agreement.
10.3	Form of Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	BLUE EARTH, INC.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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